UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): September 17, 2008
Discovery Communications, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-34177	35-2333914

(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

One Discovery Place, Silver Spring,
Maryland		20910

(Address of principal executive offices)		(Zip Code)
Registrant’s telephone number, including area code: 240-662-2000
Not Applicable

Former name or former address, if changed since last report
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)
☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01 Completion of Acquisition or Disposition of Assets.
     On September 17, 2008, Discovery Holding Company, Inc. (“DHC”), a wholly-owned subsidiary of Discovery Communications, Inc. (“DCI” or “the Company”), completed the divestiture of its interests in Ascent Media Corporation (“AMC”), a subsidiary holding cash and all of the businesses of its wholly-owned subsidiaries, Ascent Media CANS, LLC (dba AccentHealth) and Ascent Media Group, LLC, except for certain businesses of Ascent Media Group, LLC that provide sound, music, mixing, sound effects and other related services under brand names such as Sound One, POP Sound, Soundelux and Todd A-O, which business will remain with the Company. The unaudited condensed pro forma combined financial statements are required to be filed as a result of this divestiture since AMC is considered a significant subsidiary under SEC Regulation S-X Rule 1-02(w) of DHC. As such, we are required to file pro forma financial statements in accordance with SEC Regulation S-X, Article 11. Also on September 17, 2008, DHC completed its merger with DCI, therefore the unaudited condensed pro forma combined financial statements include the combination of the subsidiaries of DCI since this acquisition is considered a significant acquisition under Rule 3-05 of SEC Regulation S-X. The historical financial statements of DCH will be filed for the six months ended June 30, 2008 within the next 71 days, as required by Rule 3-05 of SEC Regulation S-X.
DISCOVERY COMMUNICATIONS, INC.
UNAUDITED CONDENSED PRO FORMA COMBINED FINANCIAL
STATEMENTS
     In September 2008, DHC and Advance/Newhouse Programming Partnership (“Advance/Newhouse”) closed a transaction agreement (the “Transaction Agreement”), which provided, among other things, for the combination of DHC’s 66 2/3% interest in Discovery Communications Holding, LLC (“DCH”) with Advance/Newhouse’s 33 1/3% interest in DCH. The transactions contemplated by the Transaction Agreement were completed as follows:
•	On September 17, 2008, DHC completed the spin-off to its shareholders of AMC, a subsidiary holding cash and all of the businesses of its wholly-owned subsidiaries, Ascent Media CANS, LLC (dba AccentHealth) and Ascent Media Group, LLC, except for certain businesses of Ascent Media Group, LLC that provide sound, music, mixing, sound effects and other related services under brand names such as Sound One, POP Sound, Soundelux and Todd A-O (which businesses remained with Discovery Communications, Inc. following the completion of the Transaction as defined below) (the “AMC spin-off”);

•	On September 17, 2008, immediately following the AMC spin-off, Advance/Newhouse contributed its interests in DCH and Animal Planet to New Discovery in exchange for Series A and Series C convertible preferred stock of New Discovery that are convertible at any time into New Discovery common stock initially representing one-third of the outstanding shares of New Discovery common stock; and

•	On September 17, 2008, DHC merged with a transitory merger subsidiary of New Discovery, the new holding company, and DHC’s existing shareholders received shares of New Discovery common stock.
     The merger of DHC and contribution by Advance/Newhouse of its interests in DCH and Animal Planet are referred to as the “Transaction”. As a result of the Transaction, DCI became the successor reporting entity to DHC.
     DCH was formed in the second quarter of 2007 as part of a restructuring (the “Restructuring”) completed by Discovery Communications, Inc. (“Discovery”). In the Restructuring, Discovery was converted into a limited liability company and became a wholly-owned subsidiary of DCH, and the former shareholders of Discovery became members of DCH. DCH is the successor reporting entity to Discovery. In connection with the Restructuring, DCH applied “pushdown” accounting, and each shareholder’s basis in Discovery was pushed down to DCH. The result was $4.3 billion of goodwill being recorded by DCH. As goodwill is not amortizable for financial reporting purposes, there is no current impact to DCH’s statement of operations. Therefore, for purposes of the accompanying unaudited condensed pro forma combined statement of operations,

DCH’s results of operations for the period prior to the Restructuring and the period subsequent to the Restructuring have been combined.
     In May 2007, DCH and Cox Communications Holdings, Inc. (“Cox”) completed an exchange of Cox’s 25% ownership interest in DCH for a subsidiary of DCH that held Travel Channel, travelchannel.com and approximately $1.3 billion in cash (the “Cox Transaction”).
     The following unaudited condensed pro forma combined balance sheet dated as of June 30, 2008 assumes that both the Transaction and the AMC spin-off had been completed as of such date. The following unaudited condensed pro forma combined statements of operations for the six months ended June 30, 2008 and 2007, and the year ended December 31, 2007 assume that the Cox Transaction, the Transaction and the AMC spin-off had been completed as of January 1, 2007. As a result of the Transaction, DHC obtained control of DCH and began consolidating at such time. The unaudited condensed pro forma combined balance sheet as of June 30, 2008 and the unaudited condensed pro forma combined statements of operations for the six months ended June 30, 2008 and 2007 and the year ended December 31, 2007 reflect such consolidation. The unaudited condensed pro forma combined statements of operations for the years ended December 31, 2006 and 2005 are presented to reflect the AMC spin-off as discontinued operations as well as the impact of the change in weighted average shares as a result of the exchange of shares effected through the transaction. The unaudited pro forma results do not purport to be indicative of the results that would have been obtained if the Transaction had been completed as of such date.
     The information in the “DHC historical,” “AMC historical” and “Discovery Communications Holding historical” columns in the following unaudited condensed pro forma combined financial statements is derived from the historical financial statements of DHC, AMC and DCH, respectively. Certain amounts in cost of sales related to marketing costs were reclassified to selling, general and administrative (“SG&A”) expenses on DCH’s historical financial statements with no impact to operating income. The impact was to decrease cost of sales with a corresponding increase in SG&A expenses of $30.2 million and $66.4 million for the six months ended June 30, 2007 and the year ended December 31, 2007, respectively.
     The following table summarizes the defined terms concerning the various entities impacted by the Transaction:

Entity	Reference
Discovery Holding Company	DHC
Advance/Newhouse Programming Partnership	Advance/Newhouse
Discovery Communications Holding, LLC	DCH
Ascent Media Corporation	AMC
Discovery Communications, Inc. (post Transaction)	DCI or New Discovery
Discovery Communications, Inc. (prior to Restructuring)	Discovery
Cox Communications Holdings, Inc.	Cox

Discovery Communications, Inc.
Unaudited Condensed Pro Forma Combined Balance Sheet
June 30, 2008

		Less:	Add:
		Ascent	Discovery
		Media	Communications			Discovery
	DHC	Corporation	Holding	Pro forma		Communications, Inc.
	historical	historical (1)	historical (1)	adjustments		pro forma
	amounts in thousands
Assets
Cash	$226,007	$224,866	$82,016	$—		$83,157
Other current assets	196,071	181,982	1,056,225	—		1,070,314
Investment in Discovery	3,414,968	—	—	186,462	(3)	—
				(3,601,430)	(4)
Property and equipment, net	255,963	251,954	409,082	—		413,091
Content rights	—	—	1,106,804	44,627	(4)	1,151,431
Goodwill	1,909,823	127,405	4,866,935	475,058	(4)	7,124,411

Other intangibles	—	—	153,058	260,895	(4)	413,953
Other assets	16,546	15,732	331,170	—		331,984

Total assets	$6,019,378	$801,939	$8,005,290	$(2,634,388)		$10,588,341

Liabilities and Stockholders’ Equity
Current liabilities	$134,832	$126,681	$698,471	$—		$706,622
Long-term debt			4,047,898			4,047,898
Deferred tax liabilities	1,285,504	(267)	22,349	(1,285,745)	(5)	136,140
				113,765	(4)

Other liabilities	21,675	20,912	253,236	—		253,999

Total liabilities	1,442,011	145,718	5,021,954	(1,171,980)		5,146,267

Minority interest	—	—	48,721	—		48,721
Stockholders’ equity
Preferred stock	—	—	—	186,462	(3)	186,462
Common stock	2,812					2,812
Additional paid-in capital	5,729,206	643,333	2,934,615	(2,934,615)	(4)	6,371,618
				1,285,745	(5)

Accumulated deficit	(1,173,613)	—	—	—		(1,173,613)
Accumulated other comprehensive income	18,962	11,280	—	—		7,682

Total equity	4,577,367	656,221	2,934,615	(1,462,408)		5,393,353

Total liabilities and stockholders’ equity	$6,019,378	$801,939	$8,005,290	$(2,634,388)		$10,588,341

Discovery Communications, Inc.
Unaudited Condensed Pro Forma Combined Statement of Operations
Six Months Ended June 30, 2008

		Less:	Add:
		Ascent	Discovery
		Media	Communications	Pro forma		Discovery
	DHC	Corporation	Holding	adjustments		Communications, Inc
	historical	historical (1)	historical (1)	for Transaction		pro forma
	amounts in thousands, except per share amounts

Revenue	$383,782	$348,151	$1,658,210	$—		$1,693,841

Cost of sales	(275,972)	(249,276)	(440,459)	(1,603)	(6)	(468,758)
Selling, general and administrative expenses	(81,565)	(67,587)	(638,014)	—		(651,992)
Depreciation and amortization	(33,301)	(32,193)	(77,909)	(16,487)	(7)	(95,504)

Operating income (loss)	(7,056)	(905)	501,828	(18,090)		477,587

Interest expense	—	—	(134,918)	—		(134,918)
Share of earnings of Discovery	141,204	—	—	(141,204)	(8)	—
Other income (expense), net	2,415	2,308	(3,707)	—		(3,600)

Earnings from continuing operations before income taxes	136,563	1,403	363,203	(159,294)		339,069
Income tax (expense) benefit	(56,693)	(830)	(140,167)	61,487	(9)	(134,543)

Earnings from continuing operations	$79,870	$573	$223,036	$(97,807)		$204,526

Basic and fully diluted earnings from continuing operations per common share	$0.28					$0.49

Basic and fully diluted weighted average outstanding common shares	281,118					421,677

Discovery Communications, Inc.
Unaudited Condensed Pro Forma Combined Statement of Operations
Six months ended June 30, 2007

		Less:	Add:
		Ascent	Discovery	Less:
		Media	Communications	Pro forma	Pro forma		Discovery
	DHC	Corporation	Holding	adjustments for	adjustments		Communications,
	historical	historical (1)	historical (1)	Cox Transaction (2)	for Transaction		Inc. pro forma
	amounts in thousands, except per share amounts

Revenue	$351,102	$307,315	$1,496,606	$(50,193)	$—		$1,490,200

Cost of sales	(246,727)	(213,686)	(464,546)	25,163	(1,603	)(6)	(474,027)
Selling, general and administrative expenses	(75,761)	(65,540)	(674,446)	14,157	—		(670,510)
Depreciation and amortization	(32,986)	(32,065)	(64,802)	(854)	(16,487	)(7)	(83,064)
Impairment of long-lived assets	—	—	(26,174)	—	—		(26,174)
Gain from dispositions	242	—	134,671	(134,671)	—		242

Operating income (loss)	(4,130)	(3,976)	401,309	(146,398)	(18,090)		236,667

Interest expense	—	—	(107,147)	(43,100)	—		(150,247)
Share of earnings of Discovery	147,354	—	—	—	(147,354	)(8)	—
Other income, net	11,615	4,593	8,895	—	—		15,917

Earnings from continuing operations before income taxes	154,839	617	303,057	(189,498)	(165,444)		102,337
Income tax (expense) benefit	(60,158)	(1,879)	(39,732)	24,672	74,450	(9)	1,111

Earnings from continuing operations	$94,681	$(1,262)	$263,325	$(164,826)	$(90,994)		$103,448

Basic and fully diluted earnings from continuing operations per common share	$0.34						$0.25

Basic and fully diluted weighted average outstanding common shares	280,287						420,431

     Discovery Communications, Inc.
Unaudited Condensed Pro Forma Combined Statement of Operations
Year ended December 31, 2007

		Less:	Add:
		Ascent	Discovery	Less:
		Media	Communications	Pro forma	Pro forma		Discovery
	DHC	Corporation	Holding	adjustments for	adjustments		Communications,
	historical	historical (1)	historical (1)	for Cox Transaction (2)	for Transaction		Inc. pro forma
	amounts in thousands, except per share amounts

Revenue	$707,214	$631,425	$3,127,333	$(50,193)	$—		$3,152,929

Cost of sales	(491,034)	(431,367)	(1,106,557)	25,163	(3,206	)(6)	(1,144,267)
Selling, general and administrative expenses	(151,448)	(129,824)	(1,376,397)	14,157	—		(1,383,864)
Depreciation and amortization	(67,732)	(65,544)	(130,576)	(854)	(32,974	)(7)	(166,592)
Impairment of long-lived assets	(165,347)	(165,347)	(26,174)	—	—		(26,174)
Gain from dispositions	704	421	134,671	(134,671)	—		283

Operating income (loss)	(167,643)	(160,236)	622,300	(146,398)	(36,180)		432,315

Interest expense	—	—	(248,757)	(43,100)	—		(291,857)
Share of earnings of Discovery	141,781	—	—	—	(141,781	)(8)	—
Other income (expense), net	16,627	10,455	(9,063)	—	—		(2,891)

Earnings (loss) from continuing operations before income taxes	(9,235)	(149,781)	364,480	(189,498)	(177,961)		137,567
Income tax (expense) benefit	(59,157)	(3,070)	(77,466)	24,672	80,082	(9)	(28,799)

Earnings (loss) from continuing operations	$(68,392)	$(152,851)	$287,014	$(164,826)	$(97,879)		$108,768

Basic and fully diluted earnings (loss) from continuing operations per common share	($0.24)						$0.26

Basic and fully diluted weighted average outstanding common shares	280,520						420,780

Discovery Communications, Inc.
Unaudited Condensed Pro Forma Combined Statement of Operations
Year ended December 31, 2006

		Less:
		Ascent
		Media	Discovery
	DHC	Corporation	Communications, Inc.
	historical	historical (1)	pro forma
	amounts in thousands, except per share amounts

Revenue	$688,087	$608,153	$79,934

Cost of sales	(468,057)	(404,619)	(63,438)
Selling, general and administrative expenses	(163,791)	(140,917)	(22,874)
Restructuring and other charges	(12,092)	(10,832)	(1,260)
Depreciation and amortization	(67,929)	(65,306)	(2,623)
Impairment of long-lived assets	(93,402)	(93,402)	—
Gain from dispositions	2,047	2,017	30
Operating loss	(115,137)	(104,906)	(10,231)

Share of earnings of Discovery	103,588	—	103,588
Other income (expense), net	9,481	9,830	(349)

Earnings (loss) from continuing operations before income taxes	(2,068)	(95,076)	93,008
Income tax expense	(43,942)	(2,932)	(41,010)

Earnings (loss) from continuing operations	$(46,010)	$(98,008)	$51,998

Basic and fully diluted earnings (loss) from continuing operations per common share	($0.16)		$0.12

Basic and fully diluted weighted average outstanding common shares	279,951		419,927

Discovery Communications, Inc.
Unaudited Condensed Pro Forma Combined Statement of Operations
Year ended December 31, 2005

		Less:
		Ascent
		Media	Discovery
	DHC	Corporation	Communications, Inc.
	historical	historical (1)	pro forma
	amounts in thousands, except per share amounts

Revenue	$694,509	$612,774	$81,735

Cost of sales	(460,805)	(396,784)	(64,021)
Selling, general and administrative expenses	(159,462)	(138,734)	(20,728)
Restructuring and other charges	(4,112)	(3,695)	(417)
Depreciation and amortization	(76,377)	(72,134)	(4,243)
Gain from dispositions	4,845	4,676	169

Operating income (loss)	(1,402)	6,103	(7,505)

Share of earnings of Discovery	79,810	—	79,810
Other income (expense), net	3,704	3,719	(15)

Earnings from continuing operations before income taxes	82,112	9,822	72,290
Income tax expense	(48,836)	(1,992)	(46,844)

Earnings from continuing operations	$33,276	$7,830	$25,446

Basic and fully diluted earnings from continuing operations per common share	$0.12		$0.06

Basic and fully diluted weighted average outstanding common shares	279,557		419,336

Discovery Communications, Inc.
Notes to Unaudited Condensed Pro Forma Combined Financial Statements
June 30, 2008
     (1) In September 2008, DHC and Advance/Newhouse combined their respective interests in DCH (the direct parent of Discovery). DHC and Advance/Newhouse directly own 66 2/3% and 33 1/3% of DCH, respectively. The transactions contemplated by the Transaction Agreement were completed via the following steps:
•	On September 17, 2008, DHC completed its spin off to its shareholders AMC, a subsidiary holding cash and all of the businesses of its wholly-owned subsidiaries, Ascent Media CANS, LLC (dba AccentHealth) and Ascent Media Group, LLC, except for certain businesses of Ascent Media Group, LLC that provide sound, music, mixing, sound effects and other related services;

•	Also on September 17, 2008, immediately following the AMC spin-off, Advance/Newhouse contributed its interest in DCH and its interest in Animal Planet to New Discovery in exchange for preferred stock of New Discovery that would be convertible at any time into New Discovery common stock initially representing one-third of the outstanding shares of New Discovery common stock; and

•	DHC merged with a transitory subsidiary of the Company, a new holding company, and DHC’s existing Series A common shareholders received 0.5 of a share of New Discovery Series A common stock plus 0.5 of a share of New Discovery Series C common stock, and DHC’s existing Series B common shareholders received 0.5 of a share of the Company’s Series B common stock plus 0.5 of a share of the Company’s Series C common stock.
     For financial reporting purposes, the Company is the successor reporting entity to DHC and has been renamed DCI. Because Advance/Newhouse was a one-third owner of DCH prior to the completion of the Transaction and is a one-third owner of the Company (whose only significant asset is 100% of DCH) after completion of the transaction, there is no effective change in ownership. The convertible preferred stock does not have any special dividend rights and only a de minimus liquidation preference. Additionally, Advance/Newhouse retains significant participatory special class voting rights with respect to the Company parent company matters. Pursuant to FASB Technical Bulletin 85-5 and for accounting purposes, the Transaction will be treated as a nonsubstantive merger, and therefore, the Transaction will be recorded at the shareholders’ historical basis.
     Certain tax-related amounts in the AMC historical column of these unaudited condensed pro forma combined financial statements are different than the corresponding amounts in Ascent Media Group’s historical combined financial statements due to differences in the assessment of the realizability of deferred tax assets and the resulting need for valuation allowances between DHC’s consolidated financial statements (of which the AMC historical column is a part) and Ascent Media Group’s historical combined financial statements. In this regard, certain deferred tax assets were deemed to not be realizable in the DHC historical consolidated financial statements, but are deemed to be realizable by Ascent Media on a stand-alone basis.
     (2) Represents pro forma adjustments to reflect the Cox Transaction as if it had occurred on January 1, 2007 including the elimination of (i) revenue and expenses for Travel Channel for the period from January 1, 2007 through May 14, 2007 and (ii) the gain recognized by Discovery in connection with the Cox Transaction. Also includes additional interest expense for the period from January 1, 2007 through May 14, 2007 related to additional debt incurred by DCH in connection with the Cox Transaction.
     (3) Represents the issuance of the Company’s preferred stock to Advance/Newhouse. As the Company will employ carryover-basis accounting, the convertible preferred stock is recorded at an amount equal to Advance/Newhouse’s historical carrying value for its 33 1/3% ownership interest in DCH.
     (4) Represents the elimination of the historical investments in DCH and DCH’s equity. The difference between the investment and equity represents excess basis and had been allocated by DHC as follows (amounts in thousands).

		Useful Life
Program library	$44,627	15 years
Affiliate contracts	114,973	8 years
Advertising relationships	145,922	10 years
Goodwill and other nonamortizable intangible assets	475,058	indefinite
Deferred tax liability	(113,765)

	$666,814

     The foregoing excess basis allocation is consistent with DHC’s allocation of its equity method excess basis related to its investment in DCH, and is based on estimates of the fair value of such tangible and intangible assets as compared to the underlying book value, if any, reflected in DCH’s historical financial statements for these assets. The fair value and useful life estimates were determined based on DHC’s understanding of cable programming businesses in general and DCH’s business, specifically.
     (5) Represents the elimination of DHC’s historical deferred tax liability related to its investment in DCH with an offsetting elimination to equity.
     (6) Represents amortization of the program library step-up recorded in note 4.
     (7) Represents amortization of the amortizable intangible assets recorded in note 4.
     (8) Represents the elimination of DHC’s historical share of earnings of DCH.
     (9) Represents the estimated income tax effects of the pro forma adjustments using an assumed tax rate of 39% and 45% for the six months ended June 30, 2008 and 2007, respectively. DCH’s 2007 effective tax rate differed from 45% due to the tax-free nature of its gains from dispositions. See note 16 to DCH’s consolidated financial statements for the year ended December 31, 2007 included in Part 3 of Appendix A of Amendment No. 3 to Form S-4 filed on August 6, 2008 for DCI for more information regarding DCH’s 2007 income taxes.

Item 4.01 Changes in Registrant’s Certifying Accountant.
Prior to the completion of the merger of DHC with a wholly-owned subsidiary of Discovery on September 17, 2008, KPMG LLP (“KPMG”) was DHC’s independent registered public accounting firm. As the transaction was treated as a non-substantive merger for accounting purposes DHC is considered the predecessor registrant to Discovery.
In connection with the merger, Discovery made the decision to change its independent registered public accounting firm to PricewaterhouseCoopers, LLP (“PwC”) and dismissed KPMG as its independent registered public accounting firm as of September 18, 2008. This change was approved by Discovery’s Audit Committee.
(a) The audit reports of KPMG on the consolidated financial statements of DHC as of and for the years ended December  31, 2007 and 2006 did not contain an adverse opinion or disclaimer of opinion, or qualification or modification as to uncertainty, audit scope, or accounting principles, except as follows: KPMG LLP’s report on the consolidated financial statements of Discovery Holding Company and subsidiaries as of and for the years ended December 31, 2007 and 2006, contained a separate paragraph stating that effective January 1, 2006, Discovery Holding Company adopted SFAS 123R, Share-Based Payment. In addition, during DHC’s two most recent fiscal years and through the date of dismissal of KPMG, there were no disagreements with KPMG on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreement(s), if not resolved to the satisfaction of KPMG, would have caused it to make reference to the subject matter of the disagreement(s) in connection with its report.
The audit report of KPMG on the effectiveness of internal control over financial reporting as of December 31, 2007 did not contain any adverse opinion or disclaimer of opinion, nor was it qualified or modified as to uncertainty, audit scope, or accounting principles. The audit report of KPMG on management’s assessment of the effectiveness of internal control over financial reporting and the effectiveness of internal control over financial reporting as of December 31, 2006 did not contain any adverse opinion or disclaimer of opinion, nor was it qualified or modified as to uncertainty, audit scope, or accounting principles.
There were no reportable events under Item 304(a)(1)(v) of Regulation S-K that occurred during the fiscal years ended December 31, 2007 and 2006 and through September 18, 2008.
The Company has provided KPMG with a copy of the foregoing disclosures and requested that KPMG furnish a letter addressed to the United States Securities and Exchange Commission stating whether it agreed with the above statements made by the Company. A copy of such letter, dated September 23, 2008, is filed as Exhibit 16.1 to this Form 8-K, and incorporated herein by reference.
(b) During the two most recent fiscal years and through September 18, 2008, DHC did not consult with PwC, regarding either (i) the application of accounting principles to a specified transaction, either completed or proposed; or the type of audit opinion that might be rendered on DHC’s financial statements, and neither a written report was provided to DHC or oral advice was provided that DHC concluded was an important factor considered by DHC in reaching a decision as to an accounting, auditing or financial reporting issue other than those described below; or (ii) any matter that was either the subject of a disagreement, as that term is defined in Item 304(a)(1) (iv) of Regulation S-K and the related instructions to Item 304 of Regulation S-K, or a reportable event, as that term is defined in Item 304 (a)(1)(v) of Regulation S-K.
PwC was the auditor of DHC’s significant equity investee, Discovery Communications Holding, LLC (“DCH”) for the three years ended December 31, 2007. Subsequent to the completion of the transaction described in Discovery’s Form S-4, DCH now constitutes a majority of the operations of the Company and DCH’s management is the same as the Company’s accounting treatment section of the management. In their capacity as auditors of DCH, PwC was consulted on the accounting and reporting for the transactions described in the Company’s Form S-4 to be effected in the Company’s third fiscal quarter. The Company has provided PwC with a copy of the foregoing disclosures.
Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On September 17, 2008, pursuant to the terms of the Transaction Agreement, the Company appointed new executive officers and directors. The information required by this Item is contained in Exhibit 99.1 and is incorporated herein by reference.
The Company also established the following committees of its Board of Directors:
Audit — M. LaVoy Robison, Chair, Lawrence Kramer, J. David Wargo Compensation — Robert J. Miron, Chair, Robert R. Beck, Paul A. Gould
Nominating and Corporate Governance — J. David Wargo, Chair, Paul A. Gould, Lawrence Kramer, Steven A. Miron, M. LaVoy Robison

Executive — John S. Hendricks, Chair, Robert Bennett, John Malone, Robert J. Miron, David Zaslav
On September 16, 2008, at DHC’s Annual Meeting of Shareholders, the shareholders approved amendments to the 2005 Incentive Plan. A description of those revisions is attached as Exhibit 99.2 hereto and is incorporated herein by reference.
Item 5.05 Amendments to the Registrant’s Code of Ethics, or Waiver of a Provision of the Code of Ethics.
On September 18, 2008, the Board of Directors of the Company approved a Code of Business Conduct and Ethics, which covers all employees and directors of the Company. The new Code of Business Conduct and Ethics is available at www.ir.corporate.discovery.com.
A copy of the Code of Business Conduct and Ethics is attached hereto as Exhibit 14 and is incorporated herein by reference.
Item 8.01 Other Events
On September 17, 2008, DHC issued a press release announcing that the transactions pursuant to which Discovery would become a public company had been completed. The press release with the announcement is filed as an exhibit hereto and is incorporated herein by reference.
Item 9.01 Financial Statements and Exhibits.

Exhibit No.	Description
14.1	Code of Business Conduct and Ethics

16.1	Letter from KPMG to the SEC dated September 23, 2008

99.1	Information in response to Item 5.02

99.2	Information describing the amendments to the 2005 Incentive Plan

99.3	Press Release dated September 17, 2008

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Discovery Communications, Inc.
September 23, 2008	By:	Bradley E. Singer
		Name:	Bradley E. Singer
		Title:	SEVP, Chief Financial Officer

Exhibit No.	Description
14.1	Code of Business Conduct and Ethics

16.1	Letter from KPMG to the SEC dated September 23, 2008

99.1	Information in response to Item 5.02

99.2	Information describing the amendments to the 2005 Incentive Plan

99.3	Press Release dated September 17, 2008